Exhibit 5.1

June 24, 2024 BranchOut Food Inc. 205 SE Davis Ave., Suite C Bend, Oregon 97702

L O S A N G E L E S, C A
S A N F R A N C I S C O, C A
W I L M I N G T O N, D E
N E W Y O R K, N Y
H O U S T O N, T X

10100 SANTA MONICA BLVD.
13th FLOOR
LOS ANGELES
CALIFORNIA 90067

TELEPHONE: 310/277 6910
FACSIMILE: 310/201 0760

SAN FRANCISCO
150 CALIFORNIA STREET
15th FLOOR
SAN FRANCISCO
CALIFORNIA 94111-4500

TELEPHONE: 415/263 7000
FACSIMILE: 415/263 7010

DELAWARE
919 NORTH MARKET STREET
17th FLOOR
P.O. BOX 8705
WILMINGTON
DELAWARE 19899-8705

TELEPHONE: 302/652 4100
FACSIMILE: 302/652 4400

NEW YORK
780 THIRD AVENUE
34th FLOOR
NEW YORK
NEW YORK 10017-2024

TELEPHONE: 212/561 7700
FACSIMILE: 212/561 7777

HOUSTON
440 LOUISIANA STREET
SUITE 900
HOUSTON
TEXAS 77002

TELEPHONE: 713/691 9385
FACSIMILE: 713/619 9407

Re:Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended, (the “Act”), the following securities: (i) 2,300,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) 345,000 shares of Common Stock (the “Over-Allotment Shares”) to be issued and sold under the Registration Statement in the event that Alexander Capital, L.P., acting as representative of the underwriters (the “Representative”), exercises its over-allotment option in full, (iii) a warrant to purchase 132,250 shares of Common Stock (the “Representative Warrant”) to be issued to the Representative as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”), and (iv) the shares of Common Stock issuable upon exercise of the Representative Warrant (the “Warrant Shares”). The Firm Shares, Over-Allotment Shares, Representative Warrant and Warrant Shares are collectively referred to as the “Securities”.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company, (5) the form of the Underwriting Agreement, and (6) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) the Representative Warrant has been exercised in accordance with its terms (including the payment of the exercise price specified therein); and (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Firm Shares and Over-Allotment Shares will have been duly authorized for issuance and, when issued, delivered and paid for as described in the Prospectus and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and (ii) the Representative Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; and (e) we have assumed the Exercise Price (as defined in the Representative Warrant) will not be adjusted to an amount below the par value per share of the Common Stock; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise of the Representative Warrant and against receipt of the Exercise Price therefor, in accordance with and in the manner described in the Registration Statement and the Representative Warrant, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the laws of the States of Nevada and New York and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP
Pachulski Stang Ziehl & Jones LLP